UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Information Statement

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

January 23, 2017

As a shareholder of the Variable Portfolio – Partners Small Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the replacement of a subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser and related changes. At a meeting of the Trust’s Board of Trustees (the “Board”) on September 12-14, 2016, the Board approved, among other things, (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Palisade Capital Management, LLC; (ii) a subadvisory agreement between the Investment Manager and Kennedy Capital Management, Inc. (“KCM”); and (iii) modifications to the Fund’s principal investment strategies and principal risks to reflect KCM’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least April 23, 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by January 23, 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please

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contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-75 A (1/17)

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VARIABLE PORTFOLIO – PARTNERS SMALL CAP GROWTH FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about January 23, 2017. This Information Statement is being made available to shareholders of Variable Portfolio – Partners Small Cap Growth Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed on June 13-15, 2016 (the “June Meeting”).

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

KENNEDY CAPITAL MANAGEMENT, INC. AND THE NEW SUBADVISORY AGREEMENT

Prior to November 14, 2016, the Fund had been managed by Palisade Capital Management, LLC (the “Former Subadviser”), The London Company of Virginia and Wells Capital Management, Inc. At a meeting of the Board on September 12-14, 2016 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (ii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Kennedy Capital Management, Inc. (“KCM”); and (iii) modify the Fund’s principal investment strategies and principal risks to reflect KCM’s investment process. The Subadvisory Agreement went into effect November 14, 2016. Prior to November 14, 2016, a portion or “sleeve” of the Fund had been subadvised by the Former Subadviser. There were no changes to the subadvisory agreements between the Investment Manager and The London Company of Virginia or Wells Capital Management, Inc., respectively.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to KCM

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio-Partners Small Cap Growth Fund
Net Assets (millions)	Annual rate at each asset level*
First $500	0.87%
Next $500	0.82%
Next $2.0	0.77%
Next $9.0	0.76%
Over $12.0	0.75%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays KCM a fee out of its own assets, calculated at the following rates:

•	0.50% on the first $100 million, reducing to 0.45% as assets increase.

The Investment Manager paid the Former Subadviser a fee out of its own assets under an agreement with the Former Subadviser at the rate of:

•	0.45% on the first $100 million, reducing to 0.40% as assets increase.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2016 to November 14, 2016*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2016 to November 14, 2016**	Estimated fees that would
have been paid by the
Investment Manager to
KCM had the Subadvisory
Agreement with KCM
been in effect for the
period from January 1,
2016 to November 14,
2016 and based on the
assets in the Fund during
this time period**	Estimated difference
between the fees paid to
the Former Subadviser
and the fees that would
have been paid to KCM
for the period from
January 1, 2016 to
November 14, 2016 and
based on the assets in
the Fund during this
time period**
Variable Portfolio – Partners Small Cap Growth Fund (fiscal year ended 12/31/15)	$4,636,057.25	$696,942.09	$778,612.44	($81,670.35)

*	The Investment Manager uses these fees to pay the subadviser.
**	The amount is based upon average monthly net assets for each month.

INFORMATION ABOUT KENNEDY CAPITAL MANAGEMENT, INC.

Kennedy Capital Management, Inc. has its principal offices at 10829 Olive Boulevard, Suite 100, St. Louis, MO 63141. KCM was established in 1980 by Gerald Kennedy and Richard Sinise and is an independent, employee and director-owned advisory firm registered with the SEC. KCM provides investment management services to taxable and tax-exempt institutions, investment companies, pooled investment vehicles, and individual clients. KCM also provides subadvisory services to investment companies and wrap fee programs. As of November 30, 2016, KCM had approximately $5.85 billion of discretionary and non-discretionary accounts under management or supervision.

The following table provides information on the principal executive officers and directors of KCM:

Name	Title/Responsibilities	Address
Richard Henry Sinise	Executive Vice President, Chief Portfolio Manager and Director of Research	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Richard Ernest Oliver	Vice President and Chief Financial Officer	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Robert Burns Karn III	Director	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Timothy Paul Hasara	Vice President and Portfolio Manager	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Francis Andrew Latuda	Director, Vice President and Chief Investment Officer	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
John Morgan Hillhouse	Director	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Marilyn Kay Lammert	Vice President and Chief Compliance Officer	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Samuel Trent Dekinder	Director	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Donald M. Cobin	Vice President, Director and Portfolio Manager	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Terrence Gerard Raterman	Vice President and Portfolio Manager	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Niraj Surendra Shah	Vice President and Chief Operating Officer	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141
Kimberly D. Wood	President and Chairwoman of the Board	10829 Olive Boulevard, Suite 100, St. Louis, MO 63141

KCM does not manage any other funds with similar investment objectives.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the September Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (ii) approve the proposed Subadvisory Agreement between the Investment Manager and KCM for the Fund; and (iii) modify the Fund’s principal investment strategies to reflect KCM’s investment process. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June Meeting and, in that connection, independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with KCM. The Board received various written materials and oral presentations in connection with the evaluation of KCM’s proposed services, including the reports from the Contracts Committee, with respect to the fees and terms of the proposed Subadvisory Agreement, the Investment Review Committee, with respect to the investment strategies/style, and performance and the Compliance Committee, with respect to the code of ethics and compliance program of KCM. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with KCM.

Nature, Extent and Quality of Services to be provided by KCM

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by KCM as subadviser for the Fund, as well as KCM’s history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that KCM’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and organization of KCM and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that KCM’s investment process was reviewed by the Investment Review Committee. The Board also recalled the information provided by the Investment Manager and KCM regarding KCM’s personnel, risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by KCM was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled the Investment Manager’s representation that although KCM does not currently manage or subadvise any mutual fund using its small-cap fundamental growth strategy, KCM has other 1940 Act experience, including 22 years of mutual fund subadvisory experience using other strategies. In this regard, the Board also considered the proposed termination of the Former Subadviser and the Investment Manager’s explanation that the termination was due to an effort to improve the Fund’s performance. The Board reviewed, in depth, the investment strategy and style of KCM, observing how it complements the other subadvisers managing the Fund and how it aligns with the goals of the insurance company client, as articulated by the Investment Manager.

Investment Performance of KCM

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered KCM’s investment performance, noting that it delivered relatively strong performance results (versus the Former Subadviser and relevant benchmark) over 1-, 3- and 5-year periods for the strategy proposed to be utilized to subadvise the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that KCM was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to KCM would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by KCM to other clients, noting that KCM does not subadvise other funds with a similar strategy proposed for the Fund. The Board also reviewed data regarding other subadvisory fees paid by the Investment Manager, noting that the proposed subadvisory fees are generally in line with the range of subadvisory fees paid to the Former Subadviser as well as the range of subadvisory fees paid by the Investment Manager to subadvisers of other funds using a similar strategy. The Board also considered the modest decrease in total profitability of the Investment Manager and its affiliates in connection with the hiring of KCM and concluded that the profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board observed that fees to be paid under the proposed Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager rather than by the Fund). The Board observed that the Management Agreement with the Investment Manager continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with KCM provides for lower fees as assets increase at pre-established breakpoints. The Board observed that, with respect to the Former Subadviser, the Investment Manager would be paying out more to KCM than it had paid to the Former Subadviser, and considered the possibility that there could be less of an opportunity for economies of scale to be shared with shareholders as a result. The Board concluded that the Fund’s Management Agreement provides adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On September 14, 2016, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to November 14, 2016, the Fund’s assets were managed as follows:

Former Subadviser	The London Company of Virginia, LLC	Wells Capital Management Incorporated
31%	32%	37%

At November 14, 2016, the Fund’s assets were managed as follows:

Kennedy Capital Management, Inc.	The London Company of Virginia, LLC	Wells Capital Management Incorporated
30%	33%	37%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of November 30, 2016, the Investment Manager through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 93.13% of the outstanding shares of the Fund.

As of November 30, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-76 A (1/17)